EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated June 28, 2007, accompanying the financial statements and supplemental information of Oak Hill Financial, Inc. 401(k) and Profit Sharing Plan on Form 11-K for the year ended December 31, 2006. We hereby consent to the incorporation by reference of said reports in the Registration Statement of Oak Hill Financial, Inc. on Form S-8 (File No. 333-129228 effective October 25, 2005).

/s/ Grant Thornton LLP

Cincinnati, Ohio
June 28, 2007